UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 1-9601

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2280 Schuetz Road St. Louis, Missouri		63146
(Address of principal executive offices)		(Zip Code)

(314) 645-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

K-V Pharmaceutical Company (the “Company” or “we”) entered into a Common Stock Purchase Agreement dated as of June 5, 2012 (the “Purchase Agreement”), with Commerce Court Small Cap Value Fund, Ltd. (“Commerce Court”), pursuant to which we may, subject to certain customary conditions, require Commerce Court to purchase up to $20.0 million of shares of our Class A Common Stock over the 24-month term following the effectiveness of the resale registration statement described below. Such arrangement is sometimes referred to as a “committed equity line financing facility.”

From time to time over the 24-month term, and in our sole discretion, we may present Commerce Court with draw down notices requiring Commerce Court to purchase a specified dollar amount of shares of our Class A Common Stock, based on the price per share per day over 10 consecutive trading days (the “Draw Down Period”), with the total dollar amount of each draw down subject to certain agreed-upon limitations based on the market price of our Class A Common Stock at the time of the draw down. We will not issue or sell under the Purchase Agreement a number of shares of our Class A Common Stock (including the shares issuable to Commerce Court as consideration for its commitment to enter into the Purchase Agreement as described below) that, when aggregated with any shares of our Class A Common Stock or Class B Common Stock issued or issuable to Commerce Court pursuant to any transaction that would be aggregated with such sale under applicable rules of the New York Stock Exchange (the “NYSE”), would exceed that number of shares which is one less than 20% of the aggregate number of shares of Class A Common Stock and Class B Common Stock issued and outstanding on the date immediately prior to the earliest of such issuance or sale, unless approval of our stockholders is obtained under applicable rules of the NYSE prior to any issuance or sale of shares of our Class A Common Stock in excess of such amount. In addition, in our sole discretion, but subject to certain limitations, we may require Commerce Court to purchase a percentage of the daily trading volume of our Class A Common Stock for each trading day during the Draw Down Period. We are allowed to present Commerce Court with up to 24 draw down notices during the 24-month term, with only one such draw down notice allowed per Draw Down Period and a minimum of five trading days required between each Draw Down Period.

Once presented with a draw down notice, Commerce Court is required to purchase a pro-rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our Class A Common Stock exceeds a threshold price determined solely by us for such draw down. The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the Draw Down Period on which shares are purchased, less a discount ranging from 6.00% to 8.00% based on a minimum price that we solely specify. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a Draw Down Period, the Purchase Agreement provides that there will be no purchases or sales of the pro-rata portion of shares of Class A Common Stock allocated to that day. We have paid approximately $35,000 of Commerce Court’s legal fees and expenses. No additional legal fees incurred by Commerce Court are payable by us in connection with any sale of shares to Commerce Court.

In consideration for Commerce Court’s execution and delivery of the Purchase Agreement and upon the execution and delivery of the Purchase Agreement, we issued Commerce Court 200,000 shares of our Class A Common Stock, which we refer to as the “Commitment Shares.” The issuance of the Commitment Shares, together with all other shares of Class A Common Stock issuable to Commerce Court pursuant to the terms of the Purchase Agreement, is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of and Rule 506 of Regulation D under the Securities Act.

We have agreed to indemnify Commerce Court and its affiliates for losses related to a breach of the representations and warranties by the Company under the Purchase Agreement or the other transaction documents or any action instituted against Commerce Court or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations. Commerce Court has agreed to indemnify us and our affiliates for losses under securities laws for any material omissions or misstatements with respect to information provided by Commerce Court for inclusion in the registration statement covering the resale by Commerce Court of shares sold to it under the Purchase Agreement, subject to certain limitations.

Registration Rights Agreement

In connection with the Purchase Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Commerce Court, pursuant to which we granted to Commerce Court certain registration rights related to the shares issuable in accordance with the Purchase Agreement. Under the Registration Rights Agreement, we agreed to use our commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the “SEC”) one or more registration statements for the purpose of registering the resale of the maximum shares of Class A Common Stock issuable pursuant to the Purchase Agreement (the “Registrable Securities”). We agreed to file the initial registration statement with the SEC within 60 days of the Purchase Agreement and to cause such registration statement to be declared effective within 120 days of the Purchase Agreement (180 days if the registration statement is reviewed by the SEC). We are also required to use our reasonable efforts to amend such registration statement or file with the SEC such additional registration statement(s) as necessary to allow the continued registered resale of all of the Registrable Securities. We also agreed to indemnify Commerce Court and its affiliates against certain liabilities, including liabilities under the Securities Act. Commerce Court has agreed to indemnify us and our affiliates for losses under securities laws for any material omissions or misstatements with respect to information provided by Commerce Court for inclusion in the registration statement covering the resale by Commerce Court of shares sold to it under the Purchase Agreement, subject to certain limitations.

Placement Agent Engagement Letter

Financial West Group, member FINRA/SIPC (“FWG”), served as our placement agent in connection with the financing arrangement contemplated by the Purchase Agreement. Pursuant to an Engagement Letter (the “Engagement Letter”) with FWG, we have agreed to pay FWG, upon each sale of our Class A Common Stock to Commerce Court under the Purchase Agreement, a fee equal to $2,000 upon settlement of each such sale. We have also agreed to indemnify and hold harmless FWG against certain liabilities, including certain liabilities under the Securities Act.

The foregoing description of the Purchase Agreement, the Registration Rights Agreement and the Engagement Letter is not complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are furnished as part of this report:

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of June 5, 2012, by and between K-V Pharmaceutical Company and Commerce Court Small Cap Value Fund, Ltd.

10.1	Common Stock Purchase Agreement, dated as of June 5, 2012, by and between K-V Pharmaceutical Company and Commerce Court Small Cap Value Fund, Ltd.

10.2	Engagement Letter, dated as of June 5, 2012, by and between K-V Pharmaceutical Company and Financial West Group.

The Registrant will post this Form 8-K on its Internet website at www.kvpharmaceutical.com. References to the Registrant’s website address are included in this Form 8-K only as inactive textual references and the Registrant does not intend them to be active links to its website. Information contained on the Registrant’s website does not constitute part of this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2012

K-V PHARMACEUTICAL COMPANY

By:	/s/ Patrick J. Christmas
Patrick J. Christmas
Vice President, General Counsel and Secretary